Exhibit 4.14
THIRD AMENDMENT TO CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”), dated as of December 1, 2007, is by and among CARRIAGE SERVICES, INC., a Delaware corporation (the “Borrower”), the banks listed on the signature pages hereof (the “Lenders”), WELLS FARGO BANK, N.A., as Syndication Agent (in said capacity, the “Syndication Agent”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (in said capacity as Administrative Agent, the “Administrative Agent”).
BACKGROUND
     A. The Borrower, the Lenders, the Syndication Agent, and the Administrative Agent are parties to that certain Credit Agreement, dated as of April 27, 2005, as amended by that certain First Amendment to Credit Agreement, dated as of August 31, 2005, as modified by that certain Waiver and Consent, dated as of September 1, 2006, as amended by that certain Second Amendment to Credit Agreement, dated as of May 4, 2007 (said Credit Agreement, as amended and modified, the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).
     B. The Borrower has requested that the Lenders amend the Credit Agreement, as more fully set forth herein.
     C. The Lenders parties to this Third Amendment (which Lenders constitute the Required Lenders as required under the Credit Agreement) are willing to agree to such amendment, subject to the performance and observance in full of each of the covenants, terms and conditions, and in reliance upon all of the representations and warranties of the Borrower, set forth herein.
     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:
     1. AMENDMENTS.
     (a) The definition of “Covered Capital Stock” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Covered Capital Stock” means all of the issued and outstanding Capital Stock of a Subsidiary (other than the Trust Subsidiary) held by the Borrower or another Subsidiary, excluding Capital Stock described in clauses (a) through (d) of Section 7.12.
     (b) The penultimate sentence of the definition of “Subsidiary” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     Notwithstanding the foregoing, each of CSI Funeral Services of Massachusetts, Inc., a Massachusetts corporation, Forastiere Family Funeral Service, Inc., a Massachusetts corporation, and Cataudella Funeral Home, Inc., a Massachusetts corporation, shall be deemed to be a Subsidiary.

     (c) Section 7.12 of the Credit Agreement is hereby amended to read as follows:
     7.12 Maintenance of Ownership of Subsidiaries. Except as permitted by Sections 7.04 and 7.06(a)(iii)(C), the Borrower will not, and will not permit any of its Subsidiaries to, sell or otherwise dispose of any shares of Capital Stock of any of its Subsidiaries or permit any of its Subsidiaries to issue, sell or otherwise dispose of any shares of its Capital Stock, or the Capital Stock of any of its Subsidiaries, except (a) up to 20% of the outstanding Capital Stock of any of the Borrower’s Subsidiaries may be issued to and held by the employees or consultants of the Borrower or any such Subsidiary (where the voting rights in respect of such Capital Stock have been irrevocably conveyed to the Borrower or a Guarantor), (b) the Trust Subsidiary may issue the Trust Preferred Stock, (c) in connection with Carriage Business Development Program not more than ten Subsidiaries may issue preferred securities to not more than 20 individuals in the aggregate, and (d) where required by Applicable Law of the Commonwealth of Massachusetts regarding the advertising of registered licensed funeral directors and ownership of funeral establishments, shares of Capital Stock of any of the Borrower’s Subsidiaries may be issued to and held by the employees of the Borrower or any such Subsidiary in excess of the limitation set out in (a), as may be necessary from time to time, provided the voting rights in respect of such Capital Stock has been irrevocably conveyed to the Borrower or a Guarantor.
     2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof, and after giving effect to this Third Amendment:
     (a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date;
     (b) no event has occurred and is continuing which constitutes a Default or Event of Default;
     (c) (i) the Borrower has full power and authority to execute and deliver this Third Amendment, (ii) this Third Amendment has been duly executed and delivered by the Borrower, and (iii) this Third Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;
     (d) neither the execution, delivery and performance of this Third Amendment, nor the consummation of any transactions contemplated herein, will conflict with (i) the certificate or articles of incorporation or the applicable constituent documents or bylaws of the Borrower or its Subsidiaries, (ii) to Borrower’s knowledge, any provision or law, statute, rule or regulation applicable to the Borrower or its Subsidiaries or (iii) any indenture, agreement or other instrument to which the Borrower, the Subsidiaries or any of their properties are subject; and

     (e) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person not previously obtained is required for (i) the execution, delivery or performance by the Borrower of this Third Amendment or (ii) the acknowledgement by each Guarantor of this Third Amendment.
     3. CONDITIONS OF EFFECTIVENESS. This Third Amendment shall be effective on and as of December 1, 2007, subject to the following:
     (a) the representations and warranties set forth in Section 2 of this Third Amendment shall be true and correct;
     (b) the Administrative Agent shall have received counterparts of this Third Amendment executed by the Required Lenders; and
     (c) the Administrative Agent shall have received counterparts of this Third Amendment executed by the Borrower and acknowledged by each Guarantor.
     4. GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor
(i) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Third Amendment, (ii) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Third Amendment, or any of the provisions contemplated herein, (iii) ratifies and confirms its obligations under its Guaranty and (iv) acknowledges and agrees that it has no claim or offsets against, or defenses or counterclaims to, its Guaranty.
     5. REFERENCE TO THE CREDIT AGREEMENT. —
     (a) Upon and during the effectiveness of this Third Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this Third Amendment.
     (b) Except as expressly set forth herein, this Third Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or the other Loan Documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.
     6. COSTS AND EXPENSES. The Borrower shall be obligated to pay the costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Third Amendment and the other instruments and documents to be delivered hereunder.
     7. EXECUTION IN COUNTERPARTS. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Third

Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.
     8. GOVERNING LAW; BINDING EFFECT. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state; provided that the Administrative Agent and each Lender shall retain all rights arising under federal law. This Third Amendment shall be binding upon the Borrower and each Lender and their respective successors and assigns.
     9. HEADINGS. Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.
     10. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS THIRD AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.
REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date above written.

CARRIAGE SERVICES, INC.
By:	/s/ Terry E. Sanford
Terry E. Sanford
Senior Vice President

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Suzanne M. Paul
	Name:	Suzanne M. Paul
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Gary L. Mingle
Gary L. Mingle
Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent and as a Lender
By:	/s/ Warren R. Ross
	Name:	Warren R. Ross
	Title:	Vice President

GUARANTORS:

CARRIAGE FUNERAL HOLDINGS, INC.
CFS FUNERAL SERVICES, INC.
CARRIAGE HOLDING COMPANY, INC.
CARRIAGE FUNERAL SERVICES OF MICHIGAN, INC.
CARRIAGE FUNERAL SERVICES OF KENTUCKY, INC.
CARRIAGE FUNERAL SERVICES OF CALIFORNIA, INC.
CARRIAGE CEMETERY SERVICES OF IDAHO, INC.
WILSON & KRATZER MORTUARIES
ROLLING HILLS MEMORIAL PARK
CARRIAGE SERVICES OF CONNECTICUT, INC.
CSI FUNERAL SERVICES OF MASSACHUSETTS, INC.
CHC INSURANCE AGENCY OF OHIO, INC.
BARNETT, DEMROW & ERNST, INC.
CARRIAGE SERVICES OF NEW MEXICO, INC.
FORASTIERE FAMILY FUNERAL SERVICES, INC.
CARRIAGE CEMETERY SERVICES, INC.
CARRIAGE SERVICES OF OKLAHOMA, L.L.C.
CARRIAGE SERVICES OF NEVADA, INC.
HUBBARD FUNERAL HOME, INC.
CARRIAGE TEAM CALIFORNIA (CEMETERY), LLC
CARRIAGE TEAM CALIFORNIA (FUNERAL), LLC
CARRIAGE TEAM FLORIDA (CEMETERY), LLC
CARRIAGE TEAM FLORIDA (FUNERAL), LLC
CARRIAGE SERVICES OF OHIO, LLC
CARRIAGE TEAM KANSAS, LLC
CARRIAGE MUNICIPAL CEMETERY SERVICES OF NEVADA,
   INC.
CARRIAGE CEMETERY SERVICES OF CALIFORNIA, INC.
CARRIAGE INSURANCE AGENCY OF MASSACHUSETTS,
   INC.
CARRIAGE INTERNET STRATEGIES, INC.
CARRIAGE INVESTMENTS, INC. (for itself and as General      Partner of Carriage Management, L.P.)
CARRIAGE MANAGEMENT, L.P.
COCHRANE’S CHAPEL OF THE ROSES, INC.
HORIZON CREMATION SOCIETY, INC.
CARRIAGE LIFE EVENTS, INC.
CARRIAGE MERGER I, INC.
CARRIAGE MERGER II, INC.
CARRIAGE MERGER III, INC.
ARIA CREMATION SERVICES, LLC
CLOVERDALE PARK, INC.
CATAUDELLA FUNERAL HOME, INC.

By:	/s/ Joseph Saporito
Joseph Saporito
Executive Vice president and Chief Financial Officer

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